Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 28, 2024, with respect to the consolidated financial statements of Ibotta, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado
March 22, 2024